Exhibit 4.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”), is made as of the 24th day of March, 2020, by and among iTeos Therapeutics, Inc., a Delaware corporation (the “Company”) and each of the stockholders listed on Schedule A hereto, each of which is referred to in this Agreement as a “Stockholder” and any stockholder of the Company that becomes a party to this Agreement in accordance with Section 12.9 hereof.

RECITALS

WHEREAS, certain of the Stockholders (the “Existing Investors”) possess registration rights, information rights, rights of first offer, and other rights pursuant to a Stockholders’ Agreement, dated as of October 4, 2019, between the Company and such Existing Investors (the “Prior Agreement”); and

WHEREAS, the Existing Investors desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, concurrently with the execution of this Agreement, the Company and certain Stockholders are entering into a Series B-2 Preferred Stock Purchase Agreement dated as of the date hereof (as the same may be amended and restated from time to time, the “Purchase Agreement”) pursuant to which such Stockholders have agreed to purchase shares of Series B-2 Preferred Stock, par value $0.001 per share, of the Company (the “Series B-2 Preferred Stock”); and

WHEREAS, it is a condition precedent to the obligations of the Stockholders under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and be bound by the provisions hereof;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the Company and the Existing Investors hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and all of the parties hereto further agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, limited partner, member, manager, managing member, employee, officer, director or trustee of such Person, or any venture capital or investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment manager or adviser of, or shares the same management company or investment adviser with, such Person.

1.2    “Board of Directors” means the board of directors of the Company.

1.3    “Boxer Funds” means Boxer Capital, LLC and MVA Investors, LLC.

1.4    “Business Day” means any day on which banking institutions in Cambridge, Massachusetts are open for the purpose of transacting business.

1.5    “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.6    “Change of Control” means a transaction or series of related transactions in which a person, or a group of related persons, acquires from Stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

1.7    “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.8    “Company Notice” means written notice from the Company notifying the Selling Stockholders and each Stockholder that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Stockholder Transfer.

1.9    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the research and development of cancer treatments targeting the metabolism of the tumor microenvironment and the immunosuppressive cells, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor. For the avoidance of doubt, Pfizer OTC BV, the Janus Funds and its Affiliates, RTW Investments, LP and its Affiliates and RA Capital Funds and its Affiliates shall not be deemed Competitors.

1.10    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.11    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.12    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.13    “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.14    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.15    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.16    “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.17    “HBM Funds” means, collectively, HBM Healthcare Investments (Cayman) Ltd. and HBM Biocapital II L.P.

1.18    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.19    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.20    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.21    “Invus Funds” means Invus Public Equities, LP.

1.22    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.23    “Janus Funds” means Janus Henderson Global Life Sciences Fund, Janus Henderson Capital Funds Plc – Janus Henderson Global Life Sciences Fund and Janus Henderson Biotech Innovation Master Fund Limited.

1.24    “MPM Funds” means, collectively, MPM BioVentures 2014 LP, MPM BioVentures 2014 (B) LP, MPM Asset Management Investors BV 2014 LLC, MPM BioVentures 2018 LP, MPM BioVentures 2018 (B) LP, MPM Asset Management Investors BV 2018 LLC and UBS Oncology Impact Fund LP.

1.25    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.26    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.27    “Preferred A Investors” means, collectively, the holders of shares of Series A Preferred Stock.

1.28    “Preferred B Directors” means the Directors appointed by the MPM Funds and the HBM Funds.

1.29    “Preferred B-2 Directors” means the Directors appointed by the RA Capital Funds and the Boxer Funds.

1.30    “Preferred B Investors” means, collectively, the holders of shares of Senior Preferred Stock.

1.31    “Preferred Investors” means, collectively, the Preferred A Investors and the Preferred B Investors.

1.32    “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock and Senior Preferred Stock.

1.33    “Proposed Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any Stockholder.

1.34    “Proposed Transfer Notice” means written notice from a Stockholder setting forth the terms and conditions of a Proposed Transfer.

1.35    “Prospective Transferee” means any person to whom a Stockholder proposes to make a Proposed Transfer.

1.36    “RA Capital Funds” means RA Capital Healthcare Fund, L.P., Blackwell Partners LLC – Series A and RA Capital Nexus Fund, L.P.

1.37    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of all of the Preferred Stock then outstanding; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by a Preferred Investor after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.38    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.39    “Requisite Holders” means the Preferred B Investors holding at least 60% of the then-outstanding Senior Preferred Stock.

1.40    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.41    “Right of Co-Sale” means the right, but not an obligation, of a Stockholder to participate in a Proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.42    “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.43    “SEC” means the Securities and Exchange Commission.

1.44    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.45    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.46    “Secondary Refusal Right” means the right, but not an obligation, of each Qualifying Other Stockholder to purchase up to its pro rata portion (based upon the total number of shares of capital stock then held by all Qualifying Other Stockholders) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.47    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.48    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.49    “Senior Preferred Stock” means shares of the Company’s Series B Preferred Stock and shares of the Company’s Series B-2 Preferred Stock.

1.50    “Series A Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock and shares of the Company’s Series A-2 Preferred Stock.

1.51    “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.001 per share.

1.52    “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.001 per share.

1.53    “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

1.54    “Series B-2 Preferred Stock” means shares of the Company’s Series B-2 Preferred Stock, par value $0.001 per share.

1.55    “Shares” means and includes any securities of the Company that the holders of which are entitled to vote for members of the Board of Directors, including without limitation, all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.56    “Stockholder Notice” means written notice from any Qualifying Other Stockholder notifying the Company and the Selling Stockholder that such Stockholder intends to exercise its Secondary Right of First Refusal as to a portion of the Transfer Stock with respect to any Proposed Transfer.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)    Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from the Requisite Holders, that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the

Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3    Underwriting Requirements.

(a)    If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to a majority in interest of the Initiating Holders, subject only to the reasonable approval of the Board of Directors. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities, including at least a majority of the Common Stock issued or issuable upon conversion of the Senior Preferred Stock, to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities, including at least a majority of the Common Stock issued or issuable upon conversion of the Senior Preferred Stock, agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and

Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided that this limitation shall not apply to Registrable Securities acquired by any additional Stockholder that becomes a party to this Agreement in accordance with Subsection 6.9.

2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA Rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO and shall not apply to (A) the sale of any shares to an underwriter pursuant to an underwriting agreement, (B) the sale of shares acquired in the IPO or on the open market following the IPO, or (C) the sale or transfer of any shares to an Affiliate, provided that such Affiliate agrees to be bound in writing to the restrictions set forth herein, or (C) the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer to a trust shall not involve a disposition for value. The foregoing provisions of this Subsection 2.11 shall be applicable to the Holders only if all officers and directors and stockholders beneficially owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

2.12    Restrictions on Transfer.

(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT STOCKHOLDERS AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation;

(b)    such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration;

(c)    the fifth anniversary of a Qualified Public Offering, as such term is defined in the Certificate of Incorporation.

3.    Right of First Refusal.

3.1    Grant. Subject to the terms of Section 7 below, each Stockholder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of the shares of capital stock that such Stockholder may propose to transfer (the “Transfer Stock”) in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

3.2    Notice of Proposed Transfer. Each Stockholder (the “Selling Stockholder”) proposing to make a Proposed Transfer must deliver a Proposed Transfer Notice to the Company, the Board of Directors and each Stockholder not later than twenty (20) Business Days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Transfer and shall comply with the notification provisions set forth in Section 6. To exercise its Right of First Refusal under this Section 3, the Company must deliver a Company Notice to the Selling Stockholder within thirty (30) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Stockholder with the Company that contains a preexisting right of first refusal, the Company and the Stockholder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 3.

3.3    Grant of Secondary Refusal Right to the Qualifying Other Stockholders. Subject to the terms of Section 7 below, each Selling Stockholder hereby unconditionally and irrevocably grants to each Stockholder that holds at least 1% of the outstanding shares of capital stock of the Company and, only in the case of a Proposed Transfer of Preferred Stock, holders of the same series of Preferred Stock that is proposed to be transferred in such Proposed Transfer (the “Qualifying Other Stockholders”), a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Subsection 3.3. If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Transfer, the Company must deliver a Stockholder Notice to the Selling Stockholder and to each Qualifying Other Stockholder to that effect no later than thirty (30) days after the Selling Stockholder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, a Qualifying Other Stockholder must deliver a Stockholder Notice to the Selling Stockholder and the Company within ten (10) days after the Company’s deadline for its delivery of the Stockholder Notice as provided in the preceding sentence.

3.4    Undersubscription of Transfer Stock. If the options to purchase have been exercised by the Company and the Qualifying Other Stockholders pursuant to Subsections 3.2 and 3.3 with respect to some but not all of the Transfer Stock by the end of the thirty (30) day period specified in the last sentence of Subsection 3.3 (the “Stockholder Notice Period”), then the Company shall, within five (5) days after the expiration of the Stockholder Notice Period, send written notice (the “Company Undersubscription Notice”) to those Stockholders who fully exercised their Secondary Refusal Right within the Stockholder Notice Period (the “Exercising Stockholders”). Each Exercising Stockholder shall, subject to the provisions of this Subsection 3.4, have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Stockholder must deliver an Undersubscription Notice to the Selling Stockholder and the Company within ten (10) days after the expiration of the Stockholder Notice Period. In the event there are two (2) or more such Exercising Stockholders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Subsection 3.4 shall be allocated to such Exercising Stockholder pro rata based on the number of shares of Transfer Stock such Exercising Stockholders have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Stockholder has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Stockholders, the Company shall immediately notify all of the Exercising Stockholders and the Selling Stockholder of that fact.

3.5    Forfeiture of Rights. Notwithstanding the foregoing, if the total number of shares of Transfer Stock that the Company and the Stockholders have agreed to purchase in the Company Notice, Stockholder Notices and Undersubscription Notices is less than the total number of shares of Transfer Stock, then the Company and the Stockholders shall be deemed to have forfeited any right to purchase such Transfer Stock, and the selling Stockholder shall be free to sell all, but not less than all, of the Transfer Stock to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement, including, without limitation, the terms and restrictions set forth in Sections 2.11, 3, 4, 5 and 10 and such transferee shall, as a condition to such transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a “Stockholder”; (ii) any future Proposed Transfer shall remain subject to the terms and conditions of this Agreement, including Sections 2.11, 3, 4, 5 and 10; and (iii) such sale shall be consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such forty-five (45) day period, such sale shall again become subject to the Right of First Refusal and Secondary Refusal Right on the terms set forth herein.

3.6    Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by an independent auditor appointed by the Board of Directors. The closing of the purchase of Transfer Stock by the Company and the Stockholders shall take place, and all payments from the Company and the Stockholders shall have been delivered to the selling Stockholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer; and (ii) twenty (20) days after the expiration of the Stockholder Notice Period.

3.7    Violation of Right of First Refusal. If any Stockholder becomes obligated to sell any Transfer Stock to any other Stockholder under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, such Stockholder may, at its option, in addition to all other remedies it may have, send to such Selling Stockholder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the such Stockholder (or request that the Company effect such transfer in the name of a Stockholder) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

3.8    Termination. This Section 3 shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s IPO; and (b) the consummation of a Deemed Liquidation Event.

4.    Right of Co-Sale.

4.1    Exercise of Right. If any Transfer Stock subject to a Proposed Transfer is not purchased pursuant to Section 3 above and thereafter is to be sold to the prospective transferee in such Proposed Transfer (the “Prospective Transferee”) otherwise on the same terms and conditions specified in the Proposed Transfer Notice, then each Preferred Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Transfer as set forth in Section 4.2 below. Each Stockholder who desires to exercise its Right of Co-Sale (each, a “Participating Stockholder”) must give the Selling Stockholder written notice to that effect within thirty (30) days after the delivery of the Proposed Transfer Notice, including the notification provisions set forth in Section 6, and upon giving such notice such Participating Stockholder shall be deemed to have effectively exercised the Right of Co-Sale.

4.2    Shares Includable. Each Participating Stockholder may include in the Proposed Transfer all or any part of such Participating Stockholder’s capital stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Transfer by (ii) a fraction, the numerator of which is the number of shares of capital stock of the same class as the Transfer Stock owned by such Participating Stockholder immediately before consummation of the Proposed Transfer and the denominator of which is the total number of shares of capital stock of the same class as the Transfer Shares owned, in the aggregate, by all Participating Stockholders immediately prior to the consummation of the Proposed Transfer, plus the number of shares of Transfer Stock held by the selling Stockholder; provided that in the case of a transfer of Common Stock, the shares of capital stock in the numerator and denominator shall include all classes and series of the Company’s capital stock. To the extent one (1) or more of the Participating Stockholders exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the Selling Stockholder may sell in the Proposed Transfer shall be correspondingly reduced.

4.3    Purchase and Sale Agreement. The Participating Stockholders and the Selling Stockholder agree that the terms and conditions of any Proposed Transfer in accordance with this Section 4 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Stockholders and the Selling Stockholder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 4.

4.4    Transfer Resulting in a Change of Control. Any Proposed Transfer by an existing Stockholder to a Prospective Transferee that would result in a Change of Control is permitted only when the existing Stockholder has obtained an unconditional and irrevocable commitment in writing from such Prospective Transferee to allow each of the other Stockholders to participate in such Proposed Transfer by transferring all or part of their shares upon the same terms and conditions.

4.5    Person Acquiring Control Further to the Exercise of the Right of First Refusal. When a Qualifying Other Stockholder, further to the exercise of its Right of First Refusal would, together with its Affiliates, acquire control of the Company, any Transfer under such Right of First Refusal is only permitted when such Stockholder, in an unconditional and irrevocable commitment in writing, has committed to allow each other Stockholder to transfer all or part of their securities to such Stockholder upon the terms and conditions in the initial Proposed Transfer Notice.

4.6    Violation of Co-Sale Right. If any Stockholder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Stockholder who desires to exercise its Right of Co-Sale under Section 4 may, in addition to such remedies as may be available by law, in equity or hereunder, require such selling Stockholder to purchase from such Participating Stockholder the type and number of shares of capital stock that such Participating Stockholder would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Section 4. The sale will be made on the same terms, including, without limitation, as provided in this Section 4, and subject to the same conditions as would have applied had the selling Stockholder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Participating Stockholder learns of the Prohibited Transfer, as opposed to the timeframe proscribed in this Section 4. Such selling Stockholder shall also reimburse each Participating Stockholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Stockholder’s rights under Section 4.

4.7    Termination. This Section 4 shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s IPO; and (b) the consummation of a Deemed Liquidation Event.

5.    Drag-Along Right.

5.1    Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or group of Related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

5.2     Actions to be Taken. In the event that (i) the Stockholders holding at least 60% of the shares of Common Stock then issued or issuable upon conversion of shares of Senior Preferred Stock held by the Stockholders (the “Selling Investors”) and (ii) the Board, including at least one Preferred B Director and one Preferred B-2 Director, approves a Sale of the Company in writing, specifying that this Section 5 shall apply to such transaction, then each Stockholder hereby agrees:

(a)    if such transaction requires stockholder approval, with respect to all shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all shares in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Company’s Certificate of Incorporation required to implement such Sale of the Company and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b)    if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their shares, and, except as permitted in Subsection 5.3 below, on the same terms and conditions as the other stockholders of the Company;

(c)    to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 5, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d)    not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any shares of the Company owned by such party or Affiliate in a voting trust or subject any shares to any arrangement or agreement with respect to the voting of such shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e)    to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii); asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement, or (y) alleging a breach of any fiduciary duty of the Selling Investors or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby;

(f)    if the consideration to be paid in exchange for the shares pursuant to this Section 5 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board of Directors) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares; and

(g)    in the event that the Selling Investors, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

5.3    Conditions. Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Subsection 5.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a)    any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such shares, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b)    such Stockholder is not required to agree (unless such Stockholder is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale);

(c)    such Stockholder and its affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates, except that the Stockholder may be required to agree to terminate the investment-related documents between or among such Stockholder, the Company and/or other stockholders of the Company;

(d)    the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(e)    liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Certificate of Incorporation) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder; and

(f)    upon the consummation of the Proposed Sale (i) each holder of each class or series of the capital stock of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and if any holders of any capital stock of the Company are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless waived pursuant to the terms of the Certificate of Incorporation and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing provisions of this Subsection 5.3(f), if the consideration to be paid in exchange for the shares, as applicable, pursuant to this Subsection 5.3(f) includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board of Directors) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares.

5.4    Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Certificate of Incorporation elect to allocate the consideration differently by written notice to the Company at least twenty (20) days prior to the effective date of any such transaction or series of related transactions.

5.5    Termination of Drag-Along Right. The rights provided by this Section 5 shall terminate upon (a) the occurrence of the closing of an IPO; and (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Certificate of Incorporation, provided that the provisions of this Section 5 will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of this Section 5 with respect to such Sale of the Company.

6.    Notification Procedures. Transferors wishing to engage in a transfer pursuant to Section 3 or 4, shall, prior to such Transfer, notify (by means of a registered letter or overnight courier, confirmed by facsimile) the Board of Directors and the other stockholders. The postmark or courier records shall be deemed to be the date of the notification. Such notification shall set out: (i) the number and type of securities the transferor wishes to transfer; (ii) the identity of the person who has made a binding offer for the relevant securities; (iii) the bona fide price offered by the transferee; and (iv) any other terms and conditions of the contemplated transfer.

7.    Exempt Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 3 and 4 shall not apply to:

(a)    a transfer by a Stockholder to one or more of its Affiliates (it being understood that such term will include, in respect of the Société Régionale d’Investissement de Wallonie, any entity controlled by the Walloon Region of Belgium), including without limitation its stockholders, members, general or limited partners or other equity holders;

(b)    a transfer to a fund or an investment company that is managed by the transferring Stockholder, the management company or fund manager of such transferring Stockholder, or an Affiliate of the transferring Stockholder; and

(c)    in the case of a Stockholder that is a natural person, upon a transfer of Transfer Stock by such Stockholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Stockholder (or his or her spouse).

8.    Information and Observer Rights.

8.1    Delivery of Financial Statements. The Company shall deliver to each Preferred B Investor, provided that the Board of Directors has not reasonably determined that such Preferred Investor is a Competitor of the Company:

(a)    as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company (i) an unaudited balance sheet as of the end of such year, (ii) unaudited statements of income and of cash flows for such year, and (iii) an unaudited statement of stockholders’ equity as of the end of such year, prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(b)    as soon as practicable, but in any event within on hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 8.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iv) a capitalization table as of the end of such year, in the case of (i) and (ii) certified by independent public accountants of regionally recognized standing selected by the Company;

(c)    as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)     as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common

Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Preferred Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(e)    a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors (including at least one Preferred B Director and at least one Preferred B-2 Director) and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company as soon as possible, but in any event within thirty (30) days of Board approval;

(f)    with respect to the financial statements called for in Subsection 8.1(a), Subsection 8.1(b) and Subsection 8.1(c), an instrument executed by the chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 8.1(a) and Subsection 8.1(c) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(g)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Preferred B Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 8.1(g) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 8.1 to the contrary, the Company may cease providing the information set forth in this Subsection 8.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 8.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

8.2    Inspection. The Company shall permit each Preferred B Investor (provided that the Board of Directors has not reasonably determined that such Preferred B Investor is a Competitor of the Company), at such Preferred B Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Preferred B Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 8.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

8.3    Observer Rights. As long as Janus Funds hold shares of Series B-2 Preferred Stock (or shares of Common Stock issued upon conversion thereof), the Company shall invite a representative nominated by the Janus Funds to attend all meetings of the Board of Directors in a nonvoting observer capacity (the “Janus Observer”) and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor of the Company. The Company shall reimburse the Janus Observer for reasonable travel and lodging expenses incurred by the Janus Observer for travel to and from the meetings of the Board of Directors.

8.4    Termination of Information and Observer Rights. The covenants set forth in Subsections 8.1, 8.2 and 8.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

8.5    Confidentiality. Each Stockholder agrees that such Stockholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 8.5 by such Stockholder), (b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Stockholder, if such prospective purchaser agrees to be bound by the provisions of this Subsection 8.5; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Stockholder in the ordinary course of business, provided that such Stockholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Stockholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

9.    Rights to Future Stock Issuances.

9.1    Right of First Offer. Subject to the terms and conditions of this Subsection 9.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Preferred Investor. Each Preferred Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates; provided that each such Affiliate (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors and (y) agrees to enter into this Agreement as a “Stockholder” under this Agreement (provided that any Competitor shall not be entitled to any rights as a Stockholder under Subsections 8.1, 8.2 and 9.1 hereof).

(a)    The Company shall give notice (the “Offer Notice”) to each Preferred Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Preferred Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Preferred Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Preferred Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Preferred Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Stockholder”) of any other Preferred Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Stockholder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which such Preferred Investor was entitled to subscribe but that were not subscribed for by the Preferred Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Stockholder bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Stockholders who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 9.1(b) shall occur within the later of one hundred and twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 9.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 9.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 9.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Preferred Investors in accordance with this Subsection 9.1.

(d)    The right of first offer in this Subsection 9.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO.

9.2    Termination. The covenants set forth in Subsection 9.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

10.    Voting.

10.1    Size of the Board of Directors. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board of Directors shall be set and remain at nine (9) directors.

10.2    Composition of the Board of Directors. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders the following persons shall be elected to the Board of Directors:

(a)    Subject to Subsection 10.2(g), one person designated from time to time by the RA Capital Funds, for so long as such Stockholders and their Affiliates continue to own beneficially at least 3,600,000 shares of the Company’s capital stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), which individual shall initially be Derek DiRocco;

(b)    Subject to Subsection 10.2(g), one person designated from time to time by the Boxer Funds, for so long as such Stockholders and their Affiliates continue to own beneficially at least 3,600,000 shares of the Company’s capital stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), which individual shall initially be Aaron Davis;

(c)    Subject to Subsection 10.2(g), one person designated from time to time by the HBM Funds, for so long as such Stockholders and their Affiliates continue to own beneficially at least 3,600,000 shares of the Company’s capital stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), which individual shall initially be Priyanka Belawat;

(d)    Subject to Subsection 10.2(g), two people designated from time to time by the MPM Funds, for so long as such Stockholders and their Affiliates continue to own beneficially at least 3,600,000 shares of the Company’s capital stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), which individuals shall initially be Ansbert Gadicke and Detlev Biniszkiewicz;

(e)    The Company’s Chief Executive Officer, who shall initially be Michel Detheux (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer of the Company from the Board of Directors if such person has not resigned as a member of the Board of Directors; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director; and

(f)    Three individuals not otherwise an Affiliate of the Company or of any Stockholder who are mutually acceptable to the holders of a majority of the Shares held by the Stockholders, one of whom shall also serve as the Chairman of the Board of Directors, which individuals shall initially be David Hallal, Tim Van Hauwermeiren and one vacancy.

(g)    Notwithstanding any rights set forth in Subsections 10.2(a)-(d), in the event that the Board determines that the Company’s IPO is substantially likely to occur proximately, the Board shall select one (1) Preferred B-2 Director and two (2) Preferred B Directors (the “Selected Designees”), and such Selected Designees shall resign from the Board of Directors as soon as reasonably practicable, but in any event, within one (1) year following the effectiveness of the registration statement filed in connection with the IPO. Any vacancy on the Board of Directors that would otherwise be filled by a Selected Designee pursuant to Subsections 10.2(a)-(d) shall be deemed a “Selected Designee Vacancy” following the resignation of such Selected Designee. Such Selected Designee Vacancies shall be filled by persons who are (i) not affiliated with the Company or any Investor and (ii) acceptable to a least a majority of the other members of the Board of Directors.

To the extent that any of clauses (a) through (d) above shall not be applicable, any member of the Board of Directors who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Certificate of Incorporation.

10.3    Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

10.4    Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)    no director elected pursuant to Subsections 10.2 or 10.3 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person(s) entitled under Subsection 10.2 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Subsection 10.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)    any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 10.2 or 10.3 shall be filled pursuant to the provisions of this Section 10; and

(c)    upon the request of any party entitled to designate a director as provided in Subsections 10.2(a)-(d) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 10, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

10.5    No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

10.6    No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board of Directors and designate a replacement designee who is not a Disqualified Designee.

10.8    Termination of Voting Rights. The rights provided by this Section 10 shall terminate upon (a) the occurrence of the closing of an IPO; and (b) the consummation of a Sale of the Company.

11.    Additional Covenants.

11.1    Insurance. The Company shall obtain, within ninety (90) days after the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. This insurance policy shall not be cancelable by the Company without prior approval by the Board of Directors.

11.2    Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. Without the prior approval by the Board of Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Subsection 11.3. In addition, unless otherwise approved by the Board of Directors, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

11.3    Matters Requiring Investor Director Approval. So long as the holders of Series B-2 Preferred Stock are entitled to elect a Preferred B-2 Director and/or the holders of Series B Preferred Stock are entitled to elect a Preferred B Director, the Company hereby covenants and agrees with each of the Stockholders that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least one of Preferred B-2 Director (if any are then serving) and at least one Preferred B Director (if any are then serving):

(a)    Make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)    create or authorize the creation of or issue any security convertible into or exercisable for any equity security having rights, preferences or privileges senior to or on parity with the Senior Preferred Stock, or increase the authorized number of any series of Preferred Stock;

(c)    make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(d)    guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(e)    make any investment inconsistent with any investment policy approved by the Board of Directors;

(f)    incur any aggregate indebtedness in excess of $100,000 (or an equivalent amount in another currency) that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(g)    otherwise enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person except transactions resulting in payments to or by the Company in an aggregate amount less than $100,000 per year;

(h)    hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards;

(i)    change the principal business of the Company, enter new lines of business, or exit the current line of business;

(j)    sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(k)    enter into any corporate strategic relationship involving the payment contribution or assignment by the Company or to the Company of money or assets greater than $100,000 (or an equivalent amount in another currency);

(l)    make any material investments, joint ventures or acquisitions; or

(m)    make any decision or cause or permit any subsidiary to take any of the decisions listed in this Subsection 11.3.

11.4    Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

11.5    Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, including the vote of at least one (1) Preferred B-2 Director and one (1) Preferred B Director, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable, and will maintain, an audit, nomination and compensation committee, each of which shall include at least one independent director and at least one Preferred B-2 Director. At the request of such director, each Preferred B Director and Preferred B-2 Director shall be entitled to serve on any committee of the Board of Directors.

11.6    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

11.7    Intellectual Property. The Company shall procure and require that any and all persons now or hereafter providing professional services to the Company or any of its subsidiaries, whether as an employee or consultant, shall be bound by appropriate intellectual property assignment and non-disclosure commitments which are in the best interests of the Company and its subsidiaries, and grant full and exclusive ownership of any intellectual property rights generated by their work for the Company or any of its subsidiaries.

11.8    Non-Compete and Non-Solicitation. The Company shall procure and require that any and all persons now or hereafter providing professional services to the Company or any of its subsidiaries, whether as an employee or as a consultant, shall, to the extent legally permitted, enter into an appropriate and valid non-compete and non-solicitation agreement or be held by appropriate and valid non-compete and non-solicitation covenants, which shall remain in effect for a period of at least two years (or one year in the case of employees) after the termination of their professional relationship with the Company or any of its subsidiaries, and in respect of any country in which the Company or any of its subsidiaries would be active, directly or indirectly, at the time of the termination of their relationship with the Company or any of its subsidiaries. The Board may permit exceptions to this Section 11.8 on an individual basis. The Company shall cause members of senior management and key employees and consultants of the Company to execute appropriate employment agreements or consultancy agreements, including appropriate termination provisions.

11.9    Employee Agreements. The Company shall ensure that all present and future employees and consultants of the Company with access to confidential information and/or trade secrets, will enter into a nondisclosure and proprietary rights assignment agreement with the Company.

11.10    Location. The Company shall ensure that iTeos Belgium shall maintain a significant R&D center within the Walloon Region of Belgium, it being understood that such undertaking shall cease to have effect as of a Deemed Liquidation Event or IPO.

11.11    Termination of Covenants. The covenants set forth in this Section 11, except for Subsections 11.6 and 11.10, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first. The covenant set forth in Section 11.10 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

12.    Miscellaneous.

12.1    Transfers, Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Preferred Investor to a transferee of Registrable Securities that (i) is an Affiliate of a Preferred Investor; (ii) is a Preferred Investor’s Immediate Family Member or trust for the benefit of an individual Preferred Investor or one or more of such Preferred Investor’s Immediate Family Members; or (iii) (A) receives all of the transferor’s Registrable Securities or, (B) after such transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.    The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

12.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

12.3    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

12.5    Notices.

(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified, with written confirmation of receipt or at the same time confirmed by fax or e-mail; (ii) delivered by express courier service and at the same time confirmed by fax or e-mail; or; (iii) sent by registered letter and at the same time confirmed by fax or email. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 12.5. If notice is given to the Company, a copy shall also be sent to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Mitchel S. Bloom, Esq. and Danielle Lauzon, Esq. If notice is given to the Stockholders, a copy shall also be sent to Cooley LLP, 500 Boylston Street, Floor 14, Boston, MA 02116 Attention: Ryan S. Sansom.

(b)    Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Stockholder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each Stockholder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

12.6    Amendments, Waivers and Termination. So long as any shares of Senior Preferred exist, any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders; provided that any amendment to Subsection 11.10 shall also require the consent of Société Régionale d’Investissement de Wallonie; and provided further that, unless this Agreement is being terminated in its entirety (a) Section 10.2(a) and this clause (a) shall not be amended, waived or terminated without the written consent of the RA Capital Funds, (b) Section 10.2(b) and this clause (b) shall not be amended, waived or terminated without the written consent of the Boxer Funds, (c) Section 10.2(c) and this clause (c) shall not be amended, waived or terminated without the written consent of the HBM Funds, and (d) Section 10.2(d) and this clause (d) shall not be amended, waived or terminated without the written consent of the MPM Funds; and provided further that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Stockholder without the written consent of such Stockholder, unless such amendment, modification, termination, or waiver applies to all Stockholders in the same fashion (it being agreed that a waiver of the provisions of Subsection 9.1 with respect to a particular transaction shall be deemed to apply to all Stockholders in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Stockholders may nonetheless, by agreement with the Company, purchase securities in such transaction) and such amendment, modification, termination or waiver does not disproportionately impact or effect such Stockholder in any material respect. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Stockholder who becomes a party to this Agreement in accordance with Subsection 12.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 12.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

12.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

12.8    Aggregation of Stock. All shares of Preferred Stock and Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

12.9    Additional Stockholders. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Senior Preferred Stock after the date hereof, any purchaser of such shares of Senior Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Stockholder” and “Preferred Investors” for all purposes hereunder. No action or consent by the Stockholders shall be required for such joinder to this Agreement by such additional Stockholder, so long as such additional Stockholder has agreed in writing to be bound by all of the obligations as a “Stockholder” and “Preferred Investor” hereunder. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee, officer, director or consultant, which shares or options would collectively constitute with respect to such employee, officer, director or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee, officer, director or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee, officer, director or consultant to execute a counterpart signature page hereto as a “Stockholder”, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a “Stockholder”.

12.10    Other Business Activities of Investors. The Company acknowledges that certain of the Preferred A Investors and the Preferred B Investors (together, the “Investors”) are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement or any other agreement related to the transactions contemplated by the Purchase Agreement and/or this Agreement (collectively, the “Transaction Agreements”) shall preclude or in any way restrict the Investors or an Affiliate of the Investors from investing or participating in any particular enterprise, whether or not such enterprise has products or services that compete with those of the Company. Further, the Company and each Stockholder acknowledges and agrees that certain of the Investors (or the Affiliates of such Investors) (each, a “Strategic Investor”) may presently have, or may engage in the future in, internal development programs, or may receive information from third parties that relates to, and may develop and commercialize products independently or in cooperation with such third parties, that are similar to or that are directly or indirectly competitive with, the Company’s development programs, products or services and (ii) the exercise by such Strategic Investor of any rights under this Agreement or any of the Transaction Agreements, shall not in any way preclude or restrict such Strategic Investor from conducting any development program, commercializing any product or service or otherwise engaging in any enterprise, whether or not such development program, product, service or enterprise, competes with those of the Company, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement or any other Transaction Agreement. Nothing herein or in any other Transaction Agreement shall be construed to impose on such Strategic Investor any restriction, duty or obligation other than as expressly set forth herein or therein.

12.11    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

12.12    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE

FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

12.13    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

ITEOS THERAPEUTICS, INC.

/s/ Michel Detheux
By: Michel Detheux
Title: President and Chief Executive Officer

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

LUDWIG INSTITUTE FOR CANCER RESEARCH LTD.

/s/ Thomas Baenninger
By: Thomas Baenninger
Title: CFO

/s/ Urs Raebsamen
By: Urs Raebsamen
Title: Deputy CFO

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

FUND+ NV

/s/ Chris Buyse
By: Chris Buyse
Title: Managing Partner

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MR. PIERRE DRION

/s/ Pierre Drion

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

CATALPA SA

/s/ Olivier Van der Rest
By: Olivier Van der Rest
Title: Administrateur délégué

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

H2O S.A.

/s/ Olivier Van der Rest
By: Olivier Van der Rest
Title: Administrateur délégué

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MR. PATRICK DE BELLEFROID

/s/ Patrick De Bellefroid

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

VINSOVIER

/s/ Jean Stephenne
By: Jean Stephenne
Title: Investisseur

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

JM2V SPRL

/s/ Joseph de Gheldere
By: Joseph de Gheldere
Title: Director

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

VIVES II LOUVAIN TECHNOLOGY FUND SA

/s/ Philippe Durieux
By: Philippe Durieux
Title: CEO

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MR. SERGE THIBAUT

/s/ Serge Thibaut

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MR. MICHEL DETHEUX

/s/ Michel Detheux

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MR. BENOÎT VAN DEN EYNDE

/s/ Benoît Van den Eynde

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

PFIZER OTC B.V.

/s/ Eduard Slijkoord
By: Eduard Slijkoord
Title: Managing Director B

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

SRIW SA

/s/ Olivier Vanderijst
By: Olivier Vanderijst
Title: président du comité de direction

/s/ Olivier Vanderijst
By: Olivier Bouchat
Title: président du comité de direction

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

SFPI

/s/ P Lizin
By: P Lizin
Title: President

/s/ K. Van Lod
By: K. Van Lod
Title: CEO

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MPM BIOVENTURES 2014 LP

/s/ Nick McGrath
By: Nick McGrath
Title: General Counsel

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MPM BIOVENTURES 2014 (B) LP

/s/ Nick McGrath
By: Nick McGrath
Title: General Counsel

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MPM ASSET MANAGEMENT INVESTORS BV 2014 LLC

/s/ Howard Rubin
By: Howard Rubin
Title: Manager

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MPM BIOVENTURES 2018 LP

/s/ Nick McGrath
By: Nick McGrath
Title: General Counsel

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MPM BIOVENTURES 2018 (B) LP

/s/ Nick McGrath
By: Nick McGrath
Title: General Counsel

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

MPM ASSET MANAGEMENT INVESTORS BV 2018 LLC

/s/ Howard Rubin
By: Howard Rubin
Title: Manager

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

UBS ONCOLOGY IMPACT FUND LP

/s/ Nick McGrath
By: Nick McGrath
Title: General Counsel

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

HBM HEALTHCARE INVESTMENTS (CAYMAN) LTD.

/s/ Jean Marc Lesieur
By: Jean Marc Lesieur
Title: Managing Director

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

HBM BIOCAPITAL II L.P.

/s/ Andrew Wignall
By: Andrew Wignall
Title: Director

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

CV ITEOS LLC

/s/ Bronson Crouch
By: Bronson Crouch
Title: Partner

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

6 DIMENSIONS CAPITAL

/s/ Christina Chung
By: Christina Chung
Title: CFO

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

6 DIMENSIONS AFFILIATES FUND L.P.

/s/ Christina Chung
By: Christina Chung
Title: CFO

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

RA CAPITAL NEXUS FUND, L.P.

By: R A Capital Nexus Fund GP, LLC Its General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

BLACKWELL PARTNERS LLC – SERIES A

/s/ Abayomi A. Adigun
By: Abayomi A. Adigun
Title: Investment Manager
DUMAC, Inc., Authorized Agent

/s/ Anil Madhok
By: Anil Madhok
Title: Chief Operating Officer
DUMAC, Inc., Authorized Agent

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

JANUS HENDERSON GLOBAL LIFE SCIENCES FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name: Andrew Acker
Title: Authorized Signatory

JANUS HENDERSON CAPITAL FUNDS PLC ON BEHALF OF ITS SERIES JANUS ENDERSON GLOBAL LIFE SCIENCES FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name: Andrew Acker
Title: Authorized Signatory

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name: Andrew Acker
Title: Authorized Signatory

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

BOXER CAPITAL, LLC

By:	/s/ Aaron Davis

Name: Aaron Davis
Title: Chief Executive Officer

MVA INVESTORS, LLC

By:	/s/ Aaron Davis

Name: Aaron Davis
Title: Chief Executive Officer

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Director

RTW VENTURE FUND LIMITED

By: RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Managing Partner

[Signature Page to A&R Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDERS:

INVUS PUBLIC EQUITIES, LP

/s/ Raymond Debbane
By: Raymond Debbane
Title: President of the General Partner

[Signature Page to A&R Stockholders’ Agreement]

SCHEDULE A

Stockholders

Name:	Ludwig Institute for Cancer Research Ltd.
Attn.:	Mr. Urs Raebsamen
Address:	Stadelhoferstrasse 22 Postfach 8001 Zurich (Suisse)
Fax:	+1 212 450 1545
E-mail:	[***]

Name:	Fund+
Attn.:	Chris Buyse
Address:	Groot Begijnhof 60/1 3000 Leuven (Belgium)
Fax:	+32 16 34 60 01
E-mail:	[***]

Name:	Pierre Drion
Address:	Ave. des Tilleuls 55 1640 Rhode-Saint-Genèse (Belgium)
Fax:	+32 2 400 32 11
E-mail:	[***]

Name:	Catalpa SA/H2O S.A.
Attn.:	Olivier van der Rest
Address:	Drève des Gendarmes 47, 1180 Brussels (Belgium)
E-mail:	[***]

Name:	Patrick de Bellefroid
Address:	Château de Nethen, Rue de Bossut 10, 1390 Nethen (Belgium)
E-mail:	[***]

Name:	Vinsovier c/o Jean Stéphenne
Address:	Avenue Alexandre 8, 1330 Rixensart (Belgium)
E-mail:	[***]

Name:	JM2V SPRL
Attn.:	Joseph de Gheldere
Address:	La Grande Buissière 29, 1380 Lasne (Belgium)
E-mail:	[***]

Name:	VIVES II Louvain Technology Fund SA
Attn.:	Philippe Durieux
Address:	Place de l’Université 16 bte 27 1348 Louvain-la-Neuve (Belgium)
Fax:	+32 10 39 00 29
E-mail:	[***]

Name:	Serge Thibaut
Address:	Rue Langeveld 154, 1180 Brussels (Belgium)
E-mail:	[***]

Name:	Michel Detheux
Address:	32 Amhert Road Belmont, MA 02478 (USA)
E-mail:	[***]

Name:	Benoît Van den Eynde
Address:	Val de Rivière 14, 1332 Genval (Belgium)
E-mail:	[***]

Name:	Pfizer OTC B.V.
Attn.:	E. Slijkoord
Address:	Rivium Westlaan 142 2909 LD Capelle aan den Ijssel (Netherlands)
Fax:	+3110 4064299
E-mail:	[***]

Name:	Société régionale d’ lnvestissement de Wallonie
Attn.:	Philippe Degive
Address:	13 Avenue Maurice-Destenay 4000 Liège (Belgium)
E-mail:	[***]

Name:	Société fédérale de participations et d’investissement
Attn.:	François Fontaine
Address:	Avenue Louise 32/4 1050 Bruxelles
E-mail:	[***]

Name:	MPM BioVentures 2014 LP / MPM BioVentures 2014 (B) LP / MPM Asset Management Investors BV 2014 LLC / MPM Bio Ventures 2018 LP / MPM BioVentures (B) 2018 LP / MPM Asset Management Investors BV 2018 LLC
Attn.:	Nick McGrath and Ansbert Gadicke
Address:	c/o MPM Asset Management LLC 450 Kendall Street Cambridge, MA 02142 (USA)
Fax:	617 425 9201
E-mail:	[***] [***]

Name:	UBS Oncology Impact Fund LP
Attn.:	Nick McGrath and Ansbert Gadicke c/o MPM Asset Management LLC
Address:	5th Floor, Cayman Corporate Centre, 27 Hospital Road, P.O. Box 2325, Grand Cayman KY1-1106
Fax:	617 425 9201
E-mail:	[***] [***]

Name:	HBM Healthcare Investments (Cayman) Ltd.
Attn.:	Jean Marc Lesieur
Address:	Governors Square, Suite #4-212-2 23 Lime Tree Bay Avenue, West Bay Grand Cayman, Cayman Islands
Fax:	1.345.946.8003
E-mail:	[***]

Name:	HBM BIOCAPITAL II L.P.
Attn.:	Jean Marc Lesieur
Address:	11-15 Seaton Place, St Helier, Jersey JE4 0QH
Fax:	1.345.946.8003
E-mail:	[***]

Name:	CV iTeos LLC
Attn.:	Bronson Crouch
Address:	5949 Sherry Lane, Suite 820, Dallas, Texas 75225, United States
E-mail:	[***]

Name:	6 Dimensions Capital / 6 Dimensions Affiliates Fund L.P.
Attn.:	Richard Li and Wei Zhao
Address:	business at Unit 6706, The Center, 99 Queen’s Road Central, Central, Hong Kong
E-mail:	[***] [***]

Investors

Name:	RA Capital Healthcare Fund, L.P. RA Capital Nexus Fund, L.P.
Attn.:	General Counsel
Address:	c/o RA Capital Management, L.P. 200 Berkeley Street 18th Floor Boston, MA 02116
E-mail:

Name:	Blackwell Partners LLC – Series A
Attn.:	Jannine Lall
Address:	280 S. Mangum Street Suite 210 Durham, NC 27701
E-mail:

Name:	Janus Henderson Global Life Sciences Fund Janus Henderson Capital Funds plc on behalf of its series Janus Henderson Global Life Sciences Fund Janus Henderson Biotech Innovation Master Fund Limited
Attn.:	Andrew Acker and Angela Morton
Address:	c/o Janus Capital Management LLC 151 Detroit Street Denver 80206
E-mail:	[***] [***]

With a copy to: Perkins Coie LLP 3150 Porter Drive Palo Alto, CA 94306 Attn: Adrian Rich (Email: [***])

Name:	Boxer Capital LLC
Address:	11682 El Camino Real, Suite 320 San Diego, CA 92130
E-mail:

Name:	RTW Master Fund, Ltd., RTW Innovation Fund, Ltd., RTW Venture Fund, Ltd.
Address:	c/o RTW Investments, LP 412 West 15th Street, Floor 9 New York, NY 10011
E-mail:

Name:	Invus Public Equities, LP
Address:	c/o Invus Public Equities Advisors, LLC The Invus Group 750 Lexington Avenue New York, NY 10022
E-mail: